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                                                                   EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the inclusion in this Amendment No. 1 to Registration Statement No. 333-45833 of Teleport Communications Group Inc. on Form S-4 of our report dated March 3, 1998 appearing in the Proxy Statement/Prospectus, which is part of this Registration Statement, and to the reference to us under the headings "Summary Consolidated and Combined Financial and Other Operating Data of TCG"; "Selected Consolidated and Combined Financial Data of TCG"; and "Experts" in the Proxy Statement/Prospectus, which is part of this Registration Statement.

Deloitte & Touche LLP

New York, New York

March 25, 1998